Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196024 and No. 333-228279) and Form S-8 (No. 333-200868) of Republic First Bancorp, Inc. and subsidiaries of our reports dated March 14, 2019, relating to the consolidated financial statements, and the effectiveness of Republic First Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Philadelphia, Pennsylvania

March 14, 2019